Exhibit 10.15

SUBSCRIPTION AGREEMENT

(Mark Mednansky)

LSF5 Wagon Holdings, LLC

April 30, 2007

LSF5 Wagon Holdings, LLC

717 N, Harwood, Suite 2200

Dallas, Texas 75201

Ladies and Gentlemen:

The undersigned (the “Subscriber”) understands that LSF5 Wagon Holdings, LLC, a Delaware limited liability company (the “Company”), is offering for sale to the Subscriber Class B Interests, Class C Interests and/or Class D Interests (collectively, the “Interests”), as defined in the Amended and Restated Limited Liability Company Agreement of LSF5 Wagon Holdings, LLC dated as of February 5, 2007 (the “LLC Agreement”), as indicated on the signature page of this Agreement. The Subscriber acknowledges that it is not acting on the basis of any representations or warranties other than those contained in Section 5 and understands that the offering of the Interests (the “Offering”) is being made without registration of the Interests under the Securities Act of 1933, as amended (the “Securities Act”), or any securities, “blue sky” or other similar laws of any state or foreign jurisdiction (“State Securities Laws”). Capitalized terms used and not defined have the meaning given to them in the LLC Agreement.

1. Subscription and Agreement to Be Bound by LLC Agreement. Subject to the terms and conditions of this Subscription Agreement, the Subscriber agrees to purchase, for the aggregate purchase price set forth on the signature page of this Subscription Agreement, the Class B Interests (if any), Class C Interests initially representing the Class C Percentage (as defined in the LLC Agreement) (if any) indicated on the signature page of this Agreement and Class D Interests initially representing the Class D Percentage (as defined in the LLC Agreement) (if any) indicated on the signature page of this Subscription Agreement and in Exhibit A hereto (the “Acquired Interests”). The Subscriber agrees that this Subscription Agreement shall be irrevocable and shall survive the death, dissolution or legal incapacity of the Subscriber. Upon acceptance of this Subscription Agreement, the Subscriber hereby agrees to become a Class B Member, Class C Member and/or Class D Member of the Company (as applicable based upon the composition of the Acquired Interests as among Class B Interests, Class C Interests and Class D Interests) and to become a party to and bound by the LLC Agreement, as now in effect and as subsequently amended from time to time in accordance with the terms thereof.

2. Payment for Acquired Interests. Along with the signed copy of this Subscription Agreement, the subscriber shall deliver to the Company the consideration (“Purchase Price”) required to purchase the Acquired Interests subscribed for under this Subscription Agreement. Payment of the Purchase Price is being made by delivery to the Company of a check made payable to the Company in the amount indicated by the Subscriber’s name on the signature page of this Subscription Agreement.

3. Funds. If the conditions of the sale of the Acquired Interests specified in Section 4 are not timely satisfied in full (or waived), the subscription shall be void, all funds received from the Subscriber shall be promptly returned to Subscriber, and the Subscriber shall not become a Member of the Company.

4. Acceptance of Subscription. The Subscriber understands and acknowledges that (a) the Company has the unconditional right, exercisable in its sole and absolute discretion, to accept or reject this Subscription Agreement, in whole or in part, (b) the subscription is subject to prior sale, withdrawal, modification, or cancellation of the Offering by the Company, (c) the subscription shall not be valid unless and until accepted by the Company, (d) this Subscription Agreement shall be deemed to be accepted by the Company only when it is signed by an authorized officer or manager of the Company, and (e) notwithstanding anything in this Subscription Agreement to the contrary, the Company shall have no obligation to issue the Interests to the Subscriber if the issuance of the Acquired Interests to the Subscriber would constitute a violation of the Securities Act or any State Securities Laws.

5. Representations and Warranties of the Company. As of the Closing (as defined in Section 9 below), the Company represents and warrants that:

(a) The Company will be duly organized, validly existing and in good standing under the laws of its state of organization, with full power and authority to conduct its business as it is currently being conducted and to own its assets. The Company will be duly qualified to do business, and will be in good standing as a foreign entity authorized to do business, in all jurisdictions in which a failure to so qualify would have a material adverse effect on the business condition (financial or otherwise), earnings, properties, or results of operations of the Company, taken as a whole.

(b) The Acquired Interests will have been duly authorized and, when issued and paid for in accordance with the terms set out in this Subscription Agreement, will be duly issued, fully paid and nonassessable obligations of the Company.

6. Representations and Warranties of the Subscriber. The Subscriber represents and warrants to and covenants with the Company and each officer, manager, member and agent of the Company as follows:

(a) General.

(i) The Subscriber has all requisite authority to enter into this Subscription Agreement and to perform all of the obligations required to be performed by the Subscriber under this Subscription Agreement.

(ii) The Subscriber is the sole party in interest and is not acquiring the Acquired Interests as an agent or otherwise for any other person. The Subscriber is a resident of the jurisdiction set forth opposite the Subscriber’s name on the signature page of this Subscription Agreement and (A) if a corporation, partnership, trust or other form of business organization, it has its principal office within that jurisdiction, (B) if an individual, he or she has his or her principal residence in that jurisdiction, and (C) if a corporation, partnership, trust or other form of business organization that was organized for the specific purpose of acquiring the Acquired Interests, all of the beneficial owners are residents of that jurisdiction.

(iii) The Subscriber acknowledges that there are no consents or approvals of governmental authorities or third parties that are required for the execution and delivery of this Agreement or the LLC Agreement by it; the execution of this Agreement and the LLC Agreement by the Subscriber shall not constitute a default under any material contract or agreement to which the Subscriber is bound; and no agreement or obligation exists that affects the Subscriber that has the effect of restricting the ability of the Subscriber to perform the Subscriber’s obligations under this Agreement or the LLC Agreement.

(iv) The Subscriber acknowledges that there is no litigation, action, suit, arbitration, governmental investigation or other proceeding pending or, to the best knowledge of the Subscriber threatened, to which the Subscriber is party that, if adversely determined, could have a material adverse effect on, or enjoin, restrict or otherwise prevent, the consummation of any of the transactions contemplated by this Agreement or the LLC Agreement or the ability of the Subscriber to perform the Subscriber’s obligations under this Agreement or the LLC Agreement.

(v) The Subscriber acknowledges that this Agreement, the LLC Agreement and all agreements, instruments and documents executed by the Subscriber or to be caused to be executed by the Subscriber in connection therewith will be duly authorized, executed and delivered by, are binding upon the Subscriber and are enforceable against the Subscriber in accordance with their terms.

(vi) The Subscriber acknowledges that (A) the Subscriber has the authority to enter into this Agreement and the LLC Agreement and consummate the transactions provided herein and therein, and (B) nothing prohibits or restricts the right or ability of the Subscriber to close the transactions contemplated by this Agreement and the LLC Agreement and carry out the terms hereof and thereof. The Subscriber acknowledges that neither this Agreement, the LLC Agreement nor any agreement, document or instrument executed or to be executed in connection with the same, nor anything provided in or contemplated by this Agreement, the LLC Agreement or any such other agreement, document or instrument, does now or shall hereafter breach, invalidate, cancel, make inoperative or interfere with, or result in the acceleration or maturity of, any contract, agreement, lease, easement, right or interest, affecting or relating to the Subscriber. The Subscriber has not transferred (as defined in the LLC Agreement) its Interest.

(vii) The Subscriber acknowledges that there are no bankruptcy, insolvency or divorce proceedings pending or contemplated by or against the Subscriber.

(b) Information Concerning the Company.

(i) The Subscriber understands that the Company is newly formed and has only recently acquired its business and assets. The Subscriber is a member, executive officer or employee of the Company and certain of its Subsidiaries, is familiar with the proposed business, properties, operations and prospects of the Company and, at a reasonable time prior to the execution of this Subscription Agreement, has been afforded the opportunity to ask questions of and received satisfactory answers from the Company’s officers and managers, or other persons acting on the Company’s behalf, concerning the proposed business, properties, operations and prospects of the Company and concerning the terms and conditions of the offering of the Interests and has asked any questions the Subscriber desires to ask and all such questions have been answered to the full satisfaction of the Subscriber.

(ii) The Subscriber understands that, unless the Subscriber notifies the Company in writing to the contrary before the Closing, all the representations and warranties contained in this Subscription Agreement will be deemed to have been reaffirmed and confirmed as of the Closing, taking into account all information received by the Subscriber.

(iii) The Subscriber understands that the purchase of the Acquired Interests involves various risks, including, but not limited to, those outlined in this Subscription Agreement.

(iv) The Subscriber acknowledges and agrees that no representations or warranties have been made to the Subscriber by the Company as to the tax consequences of this investment, or as to profits, losses or cash flow that may be received or sustained as a result of this investment.

(v) All documents, records and books pertaining to a proposed investment in the Acquired Interests which the Subscriber has requested have been made available to the Subscriber.

(c) Status of the Subscriber.

(i) The Subscriber has such knowledge and experience in financial and business matters that the Subscriber is capable of evaluating the merits and risks of an investment in the Acquired Interests. The Subscriber is able to bear the economic risk of this investment. The Subscriber has had the opportunity to consult with the Subscriber’s own attorney, accountant and/or purchaser representative regarding the Subscriber’s investment in the Acquired Interests and their suitability for purchase by the Subscriber, and to the extent necessary, the Subscriber has retained, at the Subscriber’s own expense, and relied upon, such attorney, accountant and/or purchaser representative, or other appropriate professional advice, regarding the investment, tax and legal merits, risks and consequences of this Subscription Agreement and of purchasing and owning the Acquired Interests.

(ii) The Subscriber represents that the Subscriber is (CHECK EACH CATEGORY OF “ACCREDITED INVESTOR” BELOW, IF ANY, WHICH IS APPLICABLE TO THE SUBSCRIBER):

( ) A. a natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of his purchase exceeds $l,000,000;

( ) B. a natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

( ) C. an organization described in Section 501(c)(3) of the Internal Revenue Code, a corporation, Massachusetts or similar business trust, or a partnership, with total assets in excess of $5,000,000, and which was not formed for the specific purpose of acquiring the Acquired Interests;

( ) D. a trust, with total assets in excess of $5,000,000 not formed for the specific purpose of acquiring the Acquired Interests whose purchase is directed by a person who has knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of an investment in Acquired Interests; or

( ) E. an entity in which all of the equity owners are Accredited Investors (as listed in categories (A)-(D)).

(iii) The Subscriber agrees to furnish any additional information requested to assure compliance with applicable Federal and State Securities Laws in connection with the purchase and sale of the Acquired Interests.

(d) Restrictions on Transfer or Sale of the Acquired Interests.

(i) The Subscriber is acquiring the Acquired Interests described solely for the Subscriber’s own beneficial account, for investment purposes, and not with view to, or for resale in connection with, any distribution of the Acquired Interests. The Subscriber understands that the offer and the sale of the Acquired Interests has not been registered under the Securities Act or any State Securities Law by reason of specific exemptions under the provisions thereof that depend in part upon the investment intent of the Subscriber and of the other representations made by the Subscriber in this Subscription Agreement. The Subscriber understands that the Company is relying upon the representations, covenants and agreements contained in this Subscription Agreement (and any supplemental information) for the purposes of determining whether this transaction meets the requirements for those exemptions.

(ii) The Subscriber understands that the Acquired Interests are “restricted securities” under applicable federal securities laws and that the Securities Act and the rules of the Securities and Exchange Commission (the “Commission”) provide in substance that the Subscriber may dispose of the Acquired Interests only pursuant to an effective registration statement under the Securities Act or an exemption therefrom, and the Subscriber understands that the Company has no obligation or intention to register any of the Acquired Interests purchased by the Subscriber or to take action so as to permit sales pursuant to the Securities Act (including Rule 144). As a consequence, the Subscriber understands that there is no public market for the Acquired Interests and the Subscriber therefore must bear the economic risks of the investment in the Acquired Interests for an indefinite period of time. The Subscriber understands that the Subscriber may not at any time demand the purchase by the Company of the Subscriber’s Acquired Interests.

(iii) The Subscriber agrees: (A) that the Subscriber will not sell, assign, pledge, give, transfer or otherwise dispose of the Acquired Interests or any interest therein, or make any offer or attempt to do any of the foregoing, except pursuant to a registration of the Acquired Interests under the Securities Act and all applicable State Securities Laws or in a transaction that is exempt from the registration provisions of the Securities Act and all applicable State Securities Laws; (B) that the Company and any transfer agent for the Acquired Interests shall not be required to give effect to any purported transfer of any of the Acquired Interests except upon compliance with the foregoing restrictions; and (C) that a legend in substantially the following form will be placed on the certificates representing the Acquired Interests, if any certificates are issued:

“THE ACQUIRED INTERESTS IN THE COMPANY REPRESENTED BY THIS CERTIFlCATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE, WITHOUT SUCH REGISTRATION, THESE SECURITIES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED, EXCEPT UPON DELIVERY TO THE COMPANY OF AN OPINlON OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED FOR TRANSFER, AND THAT THE TRANSFER IS NOT IN VIOLATION OF THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS. THE SALE OR OTHER TRANSFER OF SUCH ACQUIRED INTERESTS IS ALSO SUBJECT TO THE RESTRICTIONS SET FORTH IN THE LIMITED LIABILITY COMPANY AGREEMENT (AS AMENDED) OF THE COMPANY.”

(iv) The Subscriber has not offered or sold any portion of the Acquired Interests subscribed for and has no present intention of dividing the Acquired Interests with others or of reselling or otherwise disposing of any portion of the Acquired Interests either currently or after the passage of a fixed or determinable period of time or upon the occurrence or nonoccurrence of any predetermined event or circumstance.

7. Survival and Indemnification. All representations, warranties and covenants contained in this Agreement and the indemnification contained in this Section 7 shall survive (i) the acceptance of this Subscription Agreement by the Company, (ii) changes in the transactions, documents and instruments described in this Subscription Agreement that are not material or that are to the benefit of the Subscriber, and (iii) the death or disability of the Subscriber. The Subscriber acknowledges the meaning and legal consequences of the representations, warranties and covenants in determining the Subscriber’s qualification and suitability to purchase the Acquired Interests. The Subscriber agrees to indemnify, defend and hold harmless the Company, and its members, managers, officers, directors, employees, agents and controlling persons, from and against any and all losses, claims, damages, liabilities, expenses (including attorneys’ fees and disbursements), judgments or amounts paid in settlement of actions arising out of or resulting from the untruth or any representation, or the breach of any warranty or covenant, made by the Subscriber in this Subscription Agreement. Notwithstanding the foregoing, however, no representation, warranty, covenant or acknowledgment made by the Subscriber shall in any manner be deemed to constitute a waiver of any rights granted to the Subscriber under the Securities Act or State Securities laws.

8. Conditions to Obligations of the Company. The obligations of the Company to sell the Acquired Interests specified in this Subscription Agreement is subject to the condition that the representations and warranties of the Subscriber contained in Section 6 shall be true and correct on and as of the Closing in all respects with the same effect as though such representations and warranties had been made on and as of the Closing.

9. Closing. The closing of the purchase and sale of the Acquired Interests (the “Closing”) and the acceptance of the Purchase Price from the Subscriber is anticipated to occur at the Company’s offices on the date hereof or at such other time and place as the Company determines.

10. Vesting of Class C Interests and Class D Interests; Repurchase Upon Termination of Employment.

(a) All of the Class C Interests and Class D Interests shall initially be unvested. The vesting of Class C Interests and Class D Interests acquired by the Subscriber shall vest in accordance with the following vesting schedule:

(i) On December 31, 2007:

A. 7.5% of the Subscriber’s Class C Interests and Class D Interests shall vest if the Subscriber is employed by the Company on that date; and

B. an additional 12.5% of the Subscriber’s Class C Interests and Class D Interests shall vest if the Performance Targets for 2007 have been achieved by that date, it being understood that all Class C Interests and Class D Interests described in this Section 10(a)(i)(B) shall be forfeited (and shall not be eligible to vest on a subsequent date) if the Performance Targets for 2007 have not been achieved by December 31, 2007.

(ii) On December 31, 2008:

A. 7.5% of the Subscriber’s Class C Interests and Class D Interests shall vest if the Subscriber is employed by the Company on that date; and

B. an additional 12.5% of the Subscriber’s Class C Interests and Class D Interests shall vest if the Performance Targets for 2008 have been achieved by that date, it being understood that all Class C Interests and Class D Interests described in this Section 10(a)(ii)(B) shall be forfeited (and shall not be eligible to vest on a subsequent date) if the Performance Targets for 2008 have not been achieved by December 31, 2008.

(iii) On December 31, 2009:

A. 7.5% of the Subscriber’s Class C Interests and Class D Interests shall vest if the Subscriber is employed by the Company on that date; and

B. an additional 12.5% of the Subscriber’s Class C Interests and Class D Interests shall vest if the Performance Targets for 2009 have been achieved by that date, it being understood that all Class C Interests and Class D Interests described in this Section 10(a)(iii)(B) shall be forfeited (and shall not be eligible to vest on a subsequent date) if the Performance Targets for 2009 have not been achieved by December 31, 2009.

(iv) On December 31, 2010:

A. 7.5% of the Subscriber’s Class C Interests and Class D Interests shall vest if the Subscriber is employed by the Company on that date; and

B. an additional 12.5% of the Subscriber’s Class C Interests and Class D Interests shall vest if the Performance Targets for 2010 have been achieved by that date, it being understood that all Class C Interests and Class D Interests described in this Section 10(a)(iv)(B) shall be forfeited (and shall not be eligible to vest on a subsequent date) if the Performance Targets for 2010 have not been achieved by December 31, 2010.

(v) On December 31, 2011:

A. 7.5% of the Subscriber’s Class C Interests and Class D Interests shall vest if the Subscriber is employed by the Company on that date; and

B. an additional 12.5% of the Subscriber’s Class C Interests and Class D Interests shall vest if the Performance Targets for 2011 have been achieved by that date, it being understood that all Class C Interests and Class D Interests described in this Section 10(a)(v)(B) shall be forfeited (and shall not be eligible to vest on a subsequent date) if the Performance Targets for 2011 have not been achieved by December 31, 2011.

(vi) Upon a Change of Control in which the holders of the Class A Interests receive payment of all Unrecovered Contributions and Preferred Returns to which they are entitled to that date, all unvested Class C Interests and Class D Interests that have not previously been forfeited under the terms set forth herein or any other agreement, shall vest.

(vii) Except as provided in Section 10(a)(vi) above, Class C Interests and Class D Interests eligible for vesting on a specified date that have not vested shall be forfeited and shall not be eligible to vest on a subsequent date or upon the occurrence of subsequent events.

(b) It is intended that the Class B Interests, Class C Interests and Class D Interests are to be purchased and held only by employees of the Company or its Subsidiaries. Therefore:

(i) Upon termination of the Subscriber’s employment by the Company or its Subsidiaries without Cause or by the Subscriber for Good Reason, or upon the death or Disability of the Subscriber, the Subscriber will retain all Class B Interests and all vested Class C Interests and vested Class D Interests the Subscriber then holds, in each case subject to repurchase by the Company pursuant to Sections 10(c) and 10(d) below. With respect to unvested Class C Interests and unvested Class D Interests then held by the Subscriber, (A) that portion that would vest within one year after the date of the termination of the Subscriber’s employment based on the Subscriber’s continued employment will vest at the specified date or dates, unless a Change of Control occurs prior to any such date in which case clause (C) below shall govern their vesting, (B) that portion that would vest within one year after the date of the termination of the

Subscriber’s employment based on the performance of the Company will vest at the specified date if the specified performance criteria are met on the specified date or dates, unless a Change of Control occurs prior to any such date, in which case clause (C) below shall govern their vesting, (C) that portion that would vest upon a Change of Control will vest if a Change of Control in which the holders of the Class A Interests receive payment of all Unrecovered Contributions and Preferred Returns to which they are entitled to that date occurs within one year after the date of the termination of the Subscriber’s employment, and (D) all other unvested Class C Interests and unvested Class D Interests will be forfeited and canceled; provided that in any of the circumstances described in this paragraph a minimum of 25% of the Class C Interests and Class D Interests originally purchased by or issued to Subscriber will vest. All Class C Interests and Class D Interests that vest as described in the immediately preceding sentence shall be subject to repurchase by the Company pursuant to Sections 10(c) and 10(d) below.

(ii) Upon termination of employment by Subscriber without Good Reason, all unvested Class C Interests and unvested Class D Interests held by the Subscriber will automatically be forfeited and canceled, without consideration, and the Subscriber will retain all Class B Interests held by the Subscriber and all Class C Interests and Class D Interests held by the Subscriber that have vested at the time of the termination of employment, in each case subject to repurchase by the Company pursuant to Sections 10(c) and 10(d) below.

(iii) Upon termination of employment of Subscriber by the Company or its Subsidiaries for Cause, all vested and unvested Class C Interests and all vested and unvested Class D Interests held by Subscriber will automatically be forfeited and canceled, and the Subscriber will retain all Class B Interests held by the Subscriber, subject to repurchase by the Company pursuant to Sections 10(c) and 10(d) below.

(c) Upon the termination of the Subscriber’s employment (including upon death or Disability), the Company will have the option, exercisable by giving the Subscriber notice at any time on or prior to one (1) year after the date of the termination of the Subscriber’s employment, to purchase all or any portion of the Class B Interests, Class C Interests and Class D Interests held by the Subscriber, including, without limitation, those Class C and Class D Interests that vest as described in the second sentence of Section 10(b)(i) above. The purchase price for Class B Interests, Class C Interests and Class D Interests pursuant to this repurchase option shall be determined as follows:

(i) Upon exercise of a repurchase option in connection with a termination described in Section 10(b)(i) above, the purchase price (i) for Class B Interests shall be equal to the Preferred Return and remaining Unrecovered Contribution of Subscriber and (ii) for vested Class C Interests and vested Class D Interests shall be the fair market value of such Class C Interests and Class D Interests as determined by the Managing Member in its reasonable judgment.

(ii) Upon exercise of a repurchase option in connection with a termination described in Section 10(b)(ii) above, the purchase price (i) for all Class B Interests shall be equal to the remaining Unrecovered Contribution of Subscriber and (ii) for vested Class C Interests and vested Class D Interests shall be the fair market value of such Class C Interests and Class D Interests as determined by the Managing Member in its reasonable judgment.

(iii) Upon exercise of a repurchase option in connection with a termination described in Section 10(b)(iii) above, the purchase price for all Class B Interests shall be equal to the remaining Unrecovered Contribution of Subscriber.

The purchase price for Acquired Interests to be purchased shall be computed as of the date that such Subscriber’s employment ends. The Company shall pay for the Acquired Interests purchased pursuant to this Section 10(c) by wire transfer of immediately available funds to an account designated in writing by the Subscriber. The closing of the purchase of such Interests shall take place at the offices of the Managing Member of the Company and shall occur within ten (10) days of the determination of the purchase price for such Interests (which shall not, in any event, be more than thirteen (13) months after the termination of the Subscriber’s employment). The Subscriber shall execute and deliver such documentation as is reasonably requested by the Company to consummate the purchase of such Interests.

(d) In the event that Subscriber has entered into any agreement containing noncompetition and/or nonsolicitation provisions or become subject to any noncompetition and/or nonsolicitation provisions (whether contained in an agreement or a policy) or similar duties related to the Company of any of its Subsidiaries, and the Subscriber violates or breaches any of such agreements and/or provisions and/or duties, then, notwithstanding anything else contained in this Agreement or in any subscription or other agreement entered into by the Subscriber, (i) the Company shall have the option, exercisable by giving the Subscriber written notice at any time on or prior to one (1) year after the date that the Managing Member has actual, as opposed to constructive or deemed, knowledge of such violation or breach, to purchase all or any portion of the Subscriber’s Class B Interests for a purchase price equal to the remaining Unrecovered Contribution of the Subscriber, and (ii) all vested and unvested Class C Interests and all vested and unvested Class D Interests held by the Subscriber will be automatically forfeited and cancelled.

11. Acknowledgment Concerning Potential Dilution to Class C Percentage and Class D Percentage. The Subscriber specifically acknowledges that it has read Section 4.1 of the LLC Agreement and understands (a) the methodology by which Class C Interests and Class D Interests are being allocated to such Subscriber based upon such Subscriber’s investment, if any, in Class B Interests relative to the investment target on the signature page of this Agreement, (b) the difference in the Class C Percentage and Class D Percentage attributable to such Interests and in the rate at which the Class C Interests and Class D Interests share in distributions of Available Cash pursuant to Section 5.2(c) of the LLC Agreement, and (c) that the Class C Percentage and/or Class D Percentage attributable to the Class C Interests and/or Class D Interests of such Subscriber are subject to dilution after the date hereof in the event that the Managing Member of the Company determines, in its sole discretion, to issue additional Class A Interests, Class C Interests, Class D Interests or other equity securities that dilute the Class C Percentage or Class D Percentage of such Subscriber.

12. Notices. All notices and other communications provided for in this Subscription Agreement shall be in writing and shall be deemed to have been duly given if delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid, telecopier, overnight air courier guaranteeing next day delivery, or electronic mail:

(a) if to the Company, to it at the following address:

LSF5 Wagon Holdings, LLC

717 N. Harwood, Suite 2200

Dallas, Texas 75201

Attn: Managing Member

(b) if to the Subscriber, to the address set forth on the signature page hereto, or at such other address as either party shall have specified by notice in writing to the other.

All notices and communications shall be deemed to have been duly given; at the time delivered by hand, if personally delivered; when receipt acknowledged, if mailed, telecopied, sent by electronic mail, or sent by overnight air courier.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

13. Notification of Changes. The Subscriber agrees and covenants to notify the Company immediately upon the occurrence of any event prior to the Closing that would cause any representation, warranty, covenant or other statement contained in this Subscription Agreement to be false or incorrect or of any change in any statement made herein occurring prior to the Closing.

14. Assignability. This Subscription Agreement is not assignable by the Subscriber, and may not be modified, waived or terminated except by an instrument in writing signed by the party against whom enforcement of such modifications, waiver or termination is sought.

15. Binding Effect. Except as otherwise provided in this Subscription Agreement, this Subscription Agreement shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives and assigns, and the agreements, representations, warranties and acknowledgments contained in this Subscription Agreement shall be deemed to be made by and be binding upon such heirs, executors, administrators, successors, legal representatives and assigns. If the Subscriber is more than one person, the obligation of the Subscriber shall be joint and several and the agreements, representations, warranties and acknowledgments contained herein shall be deemed to be made by and be binding upon each such person and his heirs, executors, administrators and successors.

16. Obligations Irrevocable. The obligations of the Subscriber shall be irrevocable, except with the consent of the Company, until the Closing.

17. Entire Agreement. This Subscription Agreement and the LLC Agreement constitutes the entire agreement of the Subscriber and the Company relating to the matters contained herein and therein, superseding all prior contracts or agreements, whether oral or written.

18. Governing Law. This Subscription Agreement shall be governed and controlled as to the validity, enforcement, interpretations, construction and effect and in all other aspects by the substantive laws of the State of Delaware, without reference to conflicts of laws principles.

19. Severability. If any provision of this Subscription Agreement or the application thereof to any subscriber or circumstance shall be held invalid or unenforceable to any extent, the remainder of this Subscription Agreement and the application of such provision to other subscriptions or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

20. Headings. The headings in this Subscription Agreement are inserted for convenience and identification only and are not intended to describe, interpret, define, or limit the scope, extent or intent of this Subscription Agreement or any provision of this Subscription Agreement.

21. Counterparts. This Subscription Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which together shall be deemed to be one and the same agreement.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned Subscriber has executed this Subscription Agreement to be effective as of the date first above written.

Summary of Investment and Acquired Interests (see also Exhibit A):

A. Class B Investment Target: $350,000

B. Actual Class B investment, initial Capital Contribution, and Total Purchase Price: $350,000

C. Percentage of Class B target level invested (B / A): 100.00%

Applicable Incentive Pool Percentage: 35.00%

D. Allocation of Applicable Incentive Pool Percentage between Class C and Class D Interests pursuant to Section 4.1.1 of the LLC Agreement (based on percentage of Class B investment level invested): 35.00% Class C and 0.00% Class D

E. Initial Class C Percentage attributable to Class C Interests purchased by Subscriber: 3.50%

F. Initial Class D Percentage attributable to Class D Interests purchased by Subscriber: 0.00%

Signature:	/s/ Mark Mednansky
Mark Mednansky

Address:	525 N. Tallyrand
Wichita, Kansas 67206

Fax Number:	316-691-8323

Federal Tax ID No.:

[Please also complete and return a Form W-9 with this Subscription Agreement]

AGREED TO AND ACCEPTED BY:

LSF5 Wagon Holdings, LLC

By:	/s/ Marc L. Lipshy
Name:	MARC L. LIPSHY
Title:	PRESIDENT

EXHIBIT A

SUMMARY OF ACQUIRED INTERESTS, CLASS C PERCENTAGES AND CLASS D PERCENTAGES

Applicable Incentive Pool % (at 100% Vesting)	Applicable Class B Investment Target	% of Class B Target Invested	Class B Actual Investment	Applicable Incentive Pool % Attributable to Class C Interests	Applicable Incentive Pool % Attributable to Class D Interests	Class C Percentage	Class D Percentage	Combined Percentage for Sharing In Total Equity in Excess of Preferred Return
35.00%	$350,000	100.00%	$350,000	35.00%	0.00%	3.50%	0.00%	3.50%